Exhibit 21.1

SUBSIDIARIES OF

ENTRAVISION COMMUNICATIONS CORPORATION

Except as indicated below, the following entities are direct/indirect 100% owned subsidiaries of the registrant:

Entravision-Texas Limited Partnership, a Texas limited partnership

Entravision-Texas G.P., LLC, a Delaware limited liability company

Entravision-Texas L.P., Inc., a Delaware corporation

Entravision Communications Company, L.L.C., a Delaware limited liability company

Entravision Holdings, LLC, a California limited liability company

Entravision Communications Of Midland, LLC, a Delaware limited liability company

Entravision, L.L.C., a Delaware limited liability company

Entravision-El Paso, L.L.C., a Delaware limited liability company

Entravision San Diego, Inc., a California corporation

Arizona Radio, Inc., a Delaware corporation

Aspen FM, Inc., a Colorado corporation

The Community Broadcasting Company of San Diego, Incorporated, a California corporation

Latin Communications Inc., a Delaware corporation

Latin Communications EXCL Inc., a Delaware corporation

Latin Communications Group Inc., a Delaware corporation

Los Cerezos Television Company, a Delaware corporation

NEWKKSJ, Inc., a California corporation

Sale Point Posters, Inc., a New York corporation

Seaboard Outdoor Advertising Co., Inc., a New York corporation

Vea Acquisition Corp., a Delaware corporation

Vista Media Group, Inc., a Delaware corporation

Vista Media Group of New York, Inc., a Delaware corporation

Vista Outdoor Advertising, Inc. (N.Y.), a Delaware corporation

Vista Outdoor Advertising, Inc. (CAL.), a Delaware corporation

Z-Spanish Media Corporation, a Delaware corporation

KZMS Broadcasting, Inc., a California corporation

KZPZ Broadcasting, Inc., an Arizona corporation

KZSL Broadcasting, Inc., a California corporation

Vista Television, Inc., a California corporation

Channel Fifty Seven, Inc., a California corporation

Lotus/Entravision Reps LLC, a Delaware limited liability company (50% owned)

Televisora Alco, S. de R.L. de C.V., a Mexico entity (“Alco”) (39.9% minority, limited voting interest (neutral investment stock) owned)

Tele Nacional, S. de R.L. de C.V., a Mexico entity (99.9% owned by Alco)

Comercializadora Frontera Norte, S. de R.L. de C.V., a Mexico entity (“CFN”) (99.9% owned)

26 de Mexico S.A. de C.V., a Mexico entity